UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported)    July 8, 2005

                           THE BOMBAY COMPANY, INC.
            (Exact Name of Registrant as Specified in Its Charter)



                                  Delaware
                 (State or Other Jurisdiction of Incorporation)

                1-7832                                 75-1475223
         (Commission File Number)          (I.R.S. Employer Identification No.)

         550 Bailey Avenue, Fort Worth, Texas                76107
        (Address of Principal Executive Offices)           (Zip Code)

                              (817) 347-8200
             Registrant's Telephone Number, Including Area Code

_______________________________________________________________________________
         (Former Name or Former Address, if Changed Since Last Report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))



Section 1 - Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

   (a)On July 8, 2005, The Bombay Company, Inc. (the "Company") announced the promotion of Patsy P. Holmes to Vice President, Stores. In connection with Ms. Holmes' promotion, her base salary was adjusted to $175,000, with a bonus opportunity of 40% of base salary pursuant to the terms of the Executive Management Incentive Bonus Plan. She was also granted an award of 15,000 stock options at $4.89 per share, subject to vesting over a 4-year period.


Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

   (d)On July 8, 2005, the Company announced that Brian N. Priddy, Executive Vice President, Operations, resigned his position effective immediately. The Company further announced that, effective immediately, Patsy P. Holmes, 55, was promoted to Vice President, Stores, responsible for the operations of the stores in the United States. Ms. Holmes has no family relationships to any officer or director and there are no transactions between Ms. Holmes and the Company that would be reportable under Item 401(a) of the SEC's Regulation S-K (Certain Relationships and Related Transactions).


Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

   (c)Exhibits

Exhibit No.                                   Description



99                                  Press release dated July 8, 2005.




                                   SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE BOMBAY COMPANY, INC.
                                        (Registrant)



Date:  July 13, 2005                    /S/ MICHAEL J. VEITENHEIMER
                                        Michael J. Veitenheimer,
                                        Vice President, Secretary
                                        and General Counsel